UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2025

Lumen Technologies, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)
(318)
388-9000
(Telephone number, including area code)

Level 3 Parent, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

931 14 th Street Denver, Colorado	80202
(Address of registrant’s principal executive offices)	(Zip Code)
Registrants’ telephone number, including area code: (720)
888-1000

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Lumen Technologies, Inc.	Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Lumen Technologies, Inc.	Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On June 16, 2025, Lumen Technologies, Inc. (“Lumen,” “us,” “we” or “our”) issued a press release announcing that its indirect wholly-owned subsidiary, Level 3 Financing, Inc. (“Level 3 Financing”), planned to offer $1.0 billion aggregate principal amount of First Lien Notes in a proposed private offering that would not be registered under the Securities Act of 1933, as amended (the “Securities Act”). That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.
On June 16, 2025, Lumen issued a subsequent press release announcing the pricing of Level 3 Financing’s $2.0 billion aggregate principal amount of its 6.875% First Lien Notes due 2033 in a private offering that would not be registered under the Securities Act, which represents a $1.0 billion increase from the previously announced size of the offering. Level 3 Financing intends to use the net proceeds from the offering, together with cash on hand, to redeem all $924.522 million aggregate principal amount of Level 3 Financing’s first lien 10.500% Senior Secured Notes due 2030 and all $667.711 million aggregate principal amount of Level 3 Financing’s 10.500% First Lien Notes due 2029, and to partially redeem Level 3 Financing’s 11.000% First Lien Notes due 2029, in each case, including payment of redemption premium, and to pay related fees and expenses. That press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full. The offering is expected to be completed on June 30, 2025, subject to the satisfaction or waiver of customary closing conditions.
This Current Report on Form
8-K
does not constitute a notice of redemption with respect to any of Level 3 Financing’s outstanding senior notes.
Forward-Looking Statements
Except for historical and factual information, the matters set forth in this Current Report on Form
8-K
identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements for several reasons, including those discussed in Exhibits 99.1 and 99.2. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated June 16, 2025, relating to the proposed private offering of the first lien notes.

99.2	Press Release dated June 16, 2025, relating to the pricing of the first lien notes.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. and Level 3 Parent, LLC have duly caused this Current Report to be signed on their behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer

LEVEL 3 PARENT, LLC

By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer
Dated: June 17, 2025